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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)        December 26, 2000
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                            STAR SERVICES GROUP, INC.
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             (Exact name of registrant as specified in its charter)



         Florida                       000-28779               65-0893224
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(State or other jurisdiction        (Commission File          (IRS Employer
     of incorporation)                   Number)            Identification No.)



            2075 North Powerline Road, Pompano Beach, Florida, 33069
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code            (954) 974-3800
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          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 26, 2000, Star Services Group, Inc. (the "Company") consummated the acquisition of specified assets of Peerless Big Apple, Inc. ("Big Apple"), Peerless Miami Avenue, Inc. ("Miami Avenue") and Peerless Dade, Inc. ("Dade"), each of which is a Florida corporation (Big Apple, Miami Avenue and Dade are hereinafter occasionally referred to as the "Peerless Entities"). The Company intends to own and manage the acquired assets through its wholly-owned subsidiary Delta Dade Recycling Corp. The Peerless Entities engaged in the business of (a) collecting, hauling, recycling, and depositing construction and demolition debris in the Miami/Dade County Florida area, (b) operating a construction and demolition debris transfer station in Miami, Florida, (c) owning and operating a construction and demolition debris materials recovery facility in Miami, Florida, and (d) managing a portable toilet business (collectively referred to as the "Business").

         The purchase price for the assets consists of (i) 1,595,000 shares of the common stock of the Company issuable to the Peerless Entities and/or its individual shareholders; (ii) delivery of the Company's promissory note in the amount of $630,850.50 to Dade, payable in 48 monthly installments of $16,000 each, including interest at the rate of 10% per year; and (iii) the Company's assumption of approximately $1,900,000 of the Peerless Entities' liabilities (the payment of $1,000,000 of which is secured by the Company's pledge of 500,000 shares of common stock).

         Commencing at the closing, the Company has leased from Dade the 20 acres in Miami-Dade County, Florida, on which it operates its materials recovery facility, for a period of 48 months at a lease rate of $9,000 per month (plus all applicable Florida state sales tax and all utilities associated with the operation of the materials recovery facility). During the term of the lease, the Company must make available to Dade, and Dade must collect, all of the Company's recovered screen materials and concrete from its operation of the Dade materials recovery facility. The Company has also granted NAMCO Metals Management, Inc., a corporation affiliated with Dade ("NAMCO"), an exclusive right of first refusal to purchase all ferrous metals recovered by the Company during its operation of the Dade materials recovery facility and all ferrous metals recovered or recycled by the Company at any of its transfer stations or materials recovery facilities in Miami-Dade, Broward, Palm Beach or Collier Counties, Florida. Following the closing, the owners of the Peerless Entities will retain control over their scrap steel shredding business, as well as the ownership of over 400 acres of commercial real estate in Miami-Dade County, Florida.

         Since October 15, 2000 the Company and the Peerless Entities were parties to an Operating and Management Agreement ("O&M Agreement") under which the Company managed the operations of the Business of the Peerless Entities. Under the O&M Agreement, the Company received all of the revenue generated by the Business and was responsible for the payment of all of the expenses of the Business. The O&M Agreement was terminated effective at the closing.

         The Asset Purchase Agreements also include covenants restricting certain shareholders of Dade from engaging in specified competing activities for periods of between three and five years. Effective at the closing, the Company and NAMCO entered into a Right of First Refusal Agreement


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under which the Company is to issue 5,000 shares of its common stock to the shareholders of NAMCO, in consideration for which such shareholders will grant the Company a right of first refusal to purchase all of their stock of NAMCO for a period of 48 months. The Company has not yet determined whether it will exercise the right of first refusal.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements for the periods specified in Rule 3-05(b) of Regulation S-X shall be filed by amendment within 60 days of the date of this filing.

         (b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X shall be filed by amendment within 60 days of the date of this filing.

         (c)      Exhibits:

                  99.1 Asset Purchase Agreement dated September 26, 2000 between Star Services Group, Inc. and Peerless Big Apple, Inc. (1)

                  99.2 Asset Purchase Agreement dated September 26, 2000 between Star Services Group, Inc. and Peerless Miami Avenue, Inc. (2)

                  99.3 Asset Purchase Agreement dated September 26, 2000, between Star Services Group, Inc. and Peerless Dade, Inc. (3)

                  99.4 Lease Agreement between Star Services Group, Inc. and Peerless Dade, Inc. (4)

                  99.5 Right of First Refusal Agreement between Star Services Group, Inc. and NAMCO Metals Management, Inc. (5)
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(1)  Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on October 20, 2000.

(2) Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on October 20, 2000.

(3) Incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed on October 20, 2000.

(4) Incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K filed on October 20, 2000.

(5) Incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K filed on October 20, 2000.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Star Services Group, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            STAR SERVICES GROUP, INC.




                                            By: /s/ Patrick F. Marzano
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                                            Name: Patrick F. Marzano
                                            Title: President


Dated: January 10, 2001






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